SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C.   20549

                                   FORM 8-K

                                Current Report
                       Pursuant to Section 13 or 15(d)
                    of The Securities Exchange Act of 1934

                      Date of Report:  November 21, 1996


                         Imagica Entertainment, Inc.
                      (F/K/A Ranger International, Inc.)
            (Exact name of registrant as specified in its charter)


Florida.                    33-3790-A.               59-2762999
(State or other          Commission File No..  IRS Employer Identification No.
 jurisdiction of
incorporation
or organization)


                       1518 SW 12th Avenue Ocala, Florida 34474
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: : 352-867-7860




Item 5.  Other Events.

     On November 21, 1996, the Company sold two $100,000 convertible debentures (the "Debentures")to Nimbus Tres Socidead Anonima pursuant to Regulation S. The terms the Debentures provide for the conversion into common shares of the Company any time following forty (40) days following purchase at a rate equal to the lower of the (a) the closing bid price of the common stock of the Company on the date of funding by Nimbus Tres Sociedad Anonima or (b) Sixty percent (60%) of the closing bid price of the common stock of the Company for the five (5) trading days immediately preceding the date of the conversion. The purchase was made pursuant to an agreement giving Nimbus Tres Sociedad Anonima the right to purchase up to $3,000,000 of convertible debentures.



Exhibit        Description	Page(s)

   (a)(1) The following financial statements are filed as a part of this report:

   (1)  Underwriting agreement	                                         None

   (2)  Plan of acquisition, reorganization, arrangement, liquidation or
        succession	                                                     None

   (4)  Instruments defining the rights of security holders, including
        indentures	                                                     None

            Convertible Debenture

   (16)  Letter re change in certifying accountant	                     None

   (17)  Letter re director resignation	                                None

   (21)  Other documents or statements to security holders	             None

   (24)  Consents of Experts and Counsel	                               None

   (25)  Power of Attorney	                                             None

   (28)  Additional Exhibits	                                           None




	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         Imagica Entertainment, INC.
                                         Registrant)


Dated:  December 6, 1996

                                          /s/ ________________________
                                          Robert S. Wormser, President

		Corp/ECO2/8K-4-96B